                                                                  EXHIBIT (4)(a)



                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                       A STOCK COMPANY NEW YORK, NEW YORK

CONTRACT NUMBER            [P9999999999]

OWNER                      [JOHN DOE]

        EXECUTIVE OFFICE                            ANNUITY SERVICE CENTER
   One World Financial Center                            PO BOX 54299
       200 Liberty Street                         LOS ANGELES, CA 90054-0299
    NEW YORK, NEW YORK 10281

FIRST SUNAMERICA LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "First SunAmerica") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of the Application and/or confirmation thereof and Purchase Payments We receive.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS YOU CHOOSE.

THE SEPARATE ACCOUNT CHARGE IS CHARGED AGAINST THE ASSETS OF THE SEPARATE ACCOUNT. THIS CHARGE INCLUDES FEES FOR MORTALITY AND EXPENSE RISK AND THE DISTRIBUTION EXPENSE. ON AN ANNUALIZED BASIS THE CHARGE EQUALS 1.90% FOR CONTRACT YEARS 1-9 AND 1.30% FOR CONTRACT YEARS 10 AND THEREAFTER. THESE CHARGES ARE ASSESSED, ON A SIMPLE INTEREST BASIS, AS A PERCENTAGE OF THE AVERAGE DAILY ENDING VALUE OF THE ASSETS ATTRIBUTABLE TO THE ACCUMULATION UNITS OF THE VARIABLE PORTFOLIOS TO WHICH YOUR CONTRACT VALUE IS ALLOCATED. THE DAILY CHARGE IS 1/365TH OF THE ANNUALIZED CHARGE. THUS, THE SMALLEST ANNUAL EFFECTIVE RATE OF THE INVESTMENT RETURN THAT WOULD HAVE TO BE EARNED ON ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 5.49% FOR CONTRACT YEARS 1-9 AND 4.85% FOR CONTRACT YEARS 10 AND
THEREAFTER COMPOUNDED DAILY. THE CONTRACT'S RATE OF RETURN IS BASED ON COMPOUND INTEREST.

THE FIXED ACCOUNT OPTIONS, DOLLAR COST AVERAGING (DCA) FIXED ACCOUNT OPTION(s) OR ONE OR MORE FIXED ACCOUNT GUARANTEE PERIODS MAY NOT BE AVAILABLE ON THE ISSUE DATE. PLEASE CHECK WITH YOUR REGISTERED REPRESENTATIVE FOR AVAILABILITY OF THESE OPTIONS.

RIGHT TO EXAMINE -- IF, WITHIN 10 DAYS OF RECEIPT OF THIS CONTRACT (60 DAYS IF THE CONTRACT REPLACED ANY OTHER LIFE INSURANCE OR ANNUITY CONTRACT(s)) YOU ARE NOT SATISFIED WITH IT, YOU MAY RETURN THIS CONTRACT OR YOUR WRITTEN REQUEST TO CANCEL TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED. THE COMPANY WILL REFUND THE GREATER OF PURCHASE PAYMENT(s) OR THE CONTRACT VALUE REDUCED BY THE AMOUNT OF ALL PAYMENT ENHANCEMENT(s) WE ALLOCATED TO YOUR CONTRACT VALUE, COMPUTED AS OF THE BUSINESS DAY DURING WHICH WE RECEIVE THE CONTRACT OR YOUR WRITTEN REQUEST TO CANCEL IS RECEIVED BY US IN GOOD ORDER. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, or if a refund of the Purchase Payment(s) is otherwise required, We reserve the right to allocate Your Purchase Payment(s) to the Cash Management Portfolio until the end of the Right To Examine period.

With 30 days advance notice, we may cease offering Fixed Account Guarantee Period Options and/or Dollar Cost Averaging Options if market conditions are such that we are not able to credit the Minimum Guarantee Rate shown on the Contract Data Page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.


                              /s/ BRUCE R. ABRAMS
                      -----------------------------------
                                 BRUCE R. ABRAMS
                                    PRESIDENT
                               FOR INQUIRIES CALL:
                                [1-800-445-7862]

                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT
                                Nonparticipating

FS-997-PVGII (5/11)

                                TABLE OF CONTENTS


CONTRACT DATA PAGE......................................................PAGE 3-4

DEFINITIONS...............................................................PAGE 5

PURCHASE PAYMENT PROVISIONS...............................................PAGE 8

PAYMENT ENHANCEMENT PROVISIONS............................................PAGE 9

ACCUMULATION PROVISIONS..................................................PAGE 10

CHARGES AND DEDUCTIONS...................................................PAGE 11

TRANSFER PROVISIONS......................................................PAGE 11

WITHDRAWAL PROVISIONS....................................................PAGE 12

DEATH PROVISIONS.........................................................PAGE 14

ANNUITY PROVISIONS.......................................................PAGE 17

GENERAL PROVISIONS.......................................................PAGE 19

ANNUITY INCOME PAYMENT OPTIONS ..........................................PAGE 21

FIXED ANNUITY INCOME PAYMENT OPTIONS TABLE...............................PAGE 22

VARIABLE ANNUITY INCOME PAYMENT OPTIONS TABLE............................PAGE 25

                               CONTRACT DATA PAGE

CONTRACT NUMBER:  [P9999999999]                    CONTRACT DATE:  [May 2, 2011]

OWNER:  [JOHN DOE]        DATE OF BIRTH:  [March 1, 1976]    AGE AT ISSUE:  [35]

OWNER:  [JANE DOE]        DATE OF BIRTH:  [June 10, 1976]    AGE AT ISSUE:  [34]

ANNUITANT:  [JOHN DOE]    DATE OF BIRTH:  [March 1, 1976]    AGE AT ISSUE:  [35]

ANNUITANT:  [JANE DOE]    DATE OF BIRTH:  [June 10, 1976]    AGE AT ISSUE:  [34]

BENEFICIARY:  As named by You

INITIAL PURCHASE PAYMENT:  [$25,000.00]

PAYMENT ENHANCEMENT RATE:  1% *
* Due to economic conditions, the Payment Enhancement Rate may be greater or less than the rate shown above.

PURCHASE PAYMENT AGE LIMIT:  Prior to the 86th birthday

MINIMUM SUBSEQUENT PURCHASE PAYMENT:  $500

FIXED ACCOUNT OPTIONS -- MINIMUM GUARANTEE RATE:  [1.0% - 3.0%]
With 30 days advance notice, we may cease offering the Fixed Account Options, Fixed Account Guarantee Period Options and/or Dollar Cost Averaging Account Options if market conditions are such that we are not able to credit the Minimum Guarantee Rate Shown on this page.

FIXED ACCOUNT OPTIONS:  1 Year Fixed, 6 Month DCA Fixed, 1 Year DCA Fixed

MINIMUM PARTIAL WITHDRAWAL AMOUNT:  $1,000

MAXIMUM PENALTY-FREE WITHDRAWAL PERCENTAGE:  10%

MINIMUM SYSTEMATIC WITHDRAWAL AMOUNT:  $100

MINIMUM AMOUNT REMAINING AFTER A PARTIAL WITHDRAWAL:  $2,500

WITHDRAWAL CHARGE SCHEDULE:


--------------------------------------------------------------------------------
Number of Contribution Years Elapsed From the           Withdrawal Charge as a
Date any Purchase Payment is allocated to the           Percentage of Withdrawn
   Contract and to the Date of Withdrawal                  Purchase Payment
--------------------------------------------------------------------------------
                      0                                           9%
--------------------------------------------------------------------------------
                      1                                           9%
--------------------------------------------------------------------------------
                      2                                           8%
--------------------------------------------------------------------------------
                      3                                           8%
--------------------------------------------------------------------------------
                      4                                           7%
--------------------------------------------------------------------------------
                      5                                           6%
--------------------------------------------------------------------------------
                      6                                           5%
--------------------------------------------------------------------------------
                      7                                           4%
--------------------------------------------------------------------------------
                      8                                           3%
--------------------------------------------------------------------------------
                     9+                                           0%
--------------------------------------------------------------------------------

See Page 11  for Withdrawal Provisions.

                          CONTRACT DATA PAGE (CONT'D.)

MINIMUM TRANSFER AMOUNT:  $100

SEPARATE ACCOUNT CHARGE (including guaranteed death benefit risk charge
of 0.10%):   Contract Years 1-9: 1.90%

         Contract Years 9 & Thereafter: 1.30%

ANNUAL CONTRACT MAINTENANCE FEE:  $50

TRANSFER FEE:  $25

EARLIEST ANNUITY DATE AFTER THE CONTRACT DATE:  13 months

LATEST ANNUITY DATE: 1st day of the month following Age 90 or 10 years after the Contract Date

SEPARATE ACCOUNT:  FS VARIABLE SEPARATE ACCOUNT



OPTIONAL ELECTIONS:                                OPTIONAL ELECTION DETAILS:
Optional Guaranteed Living Benefit Endorsement     See Attached Endorsement FSE-6248
Maximum Anniversary Value
  Optional Death Benefit Endorsement               See Attached Endorsement FSE-6235

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract with the meaning set forth below.

ACCUMULATION UNIT

A unit of measure used to compute the Contract Value in a Variable Portfolio before the Annuity Date.

AGE

Age as of last birthday. In the case of Joint Owners/Annuitants, the age of the older person will be used to determine any age-driven benefit.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin annuity income payments to the Payee. This Contract cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY DATE

The date on which annuity income payments to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY SERVICE CENTER

The location shown on Page 1 of this Contract where all requests and Purchase Payments regarding this Contract are to be sent.

ANNUITY UNIT

A unit of measure determined on or after the Annuity Date used to compute annuity income payments from the Variable Portfolio(s).

BENEFICIARY

The Beneficiary You name at issue to receive the death benefit under this Contract upon Your death. You may later change Your Beneficiary in a written request to Us at Our Annuity Service Center.

CONTINUATION DATE

The date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Contract in a form satisfactory to Us; and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CONTRACT DATE

The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and Contract anniversaries are measured.

CONTRACT VALUE

The sum of: (1) Your share of the Variable Portfolios' Accumulation Unit Values; and (2) the value of amounts if any, allocated to any available Fixed Account Option(s).

CONTRACT YEAR

The one year period starting from the Contract Date in one calendar year and ending on the day preceding the anniversary in the following calendar year, and every year thereafter.

DOLLAR COST AVERAGING (DCA)

An optional program under which You authorize the systematic transfer of specified amounts or percentages from any Variable Portfolio(s) or any available Fixed Account Option into any Variable Portfolio(s) other than the source account.

FIXED ACCOUNT OPTION(S)

The investment options, if available under this Contract, that become part of the Company's general asset account and are credited with a fixed rate of interest declared by the Company. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The amount You have in any Fixed Account Option at a given time is a result of Purchase Payment(s) You have allocated to it or any part of Your Contract Value You have transferred to it.

FIXED ANNUITIZATION

A series of periodic annuity income payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account. This Contract provides several fixed annuity income payment options.

GUARANTEE PERIOD

The period for which interest is credited to amounts allocated to any available Fixed Account Option(s). We determine in Our sole discretion the periods, if any, that will be offered.

IRC

The Internal Revenue Code of 1986 or as it may be amended or superseded.

JOINT OWNER

Any person named as Joint Owner on the Application and/or confirmation thereof and listed on the Contract Data Page, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this Contract in conjunction with the Owner. All references within this Contract to Owner will also apply to the Joint Owner.

LATEST ANNUITY DATE

The later of first day of the month following Age 90 of the Owner or ten years after the Contract Date. If the Owner is a non-natural person, the Latest Annuity Date is the later of the first day of the month following Age 90 of the Annuitant or ten years after the Contract Date.

MAXIMUM ANNUAL WITHDRAWAL AMOUNT

Guaranteed withdrawals applicable only if You have elected an optional living benefit or guaranteed minimum withdrawal benefit and have not terminated the benefit under this Contract.

NET PURCHASE PAYMENT

The sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Contract Value is reduced by each such Withdrawal.

NYSE

New York Stock Exchange.

OWNER

The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners, if applicable.

PAYEE

The person receiving annuity income payments under this Contract.

PAYMENT ENHANCEMENT

An amount allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments.

PAYMENT ENHANCEMENT RATE

The percentage applied to each Purchase Payment to calculate the Payment Enhancement.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Owner to the Company to fund the Contract.

REQUIRED DOCUMENTATION

Is: (a) Due Proof of Death that the Owner or the Spousal Beneficiary died before the Annuity Date; (b) an election form specifying the annuity income payment options; and (c) any other documentation We may require.

SEPARATE ACCOUNT

A segregated asset account named on the Contract Data Page. The Separate Account consists of several Variable Portfolios, each investing in shares of the Underlying Fund(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

SPOUSAL BENEFICIARY

The original deceased Owner's surviving spouse who is designated as the primary Beneficiary at the time of the Owner's death and may continue the Contract as the Owner on the Continuation Date.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made after the initial Purchase Payment.

UNDERLYING FUND

The underlying investment portfolios in which the Variable Portfolio(s) invest.

VARIABLE ANNUITIZATION

A series of periodic annuity income payments which vary in amount according to the investment experience of one or more Variable Portfolios, as selected by You. Such payments are made from the Company's Separate Account. This Contract provides several variable annuity income payment options.

VARIABLE PORTFOLIO

One or more divisions of the Separate Account which provides for the variable investment options available under this Contract. Each Variable Portfolio has its own investment objective and is invested in the Underlying Fund(s). A Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio.

WE, OUR, US, THE COMPANY

First SunAmerica Life Insurance Company.

WITHDRAWAL(S)

Amount(s) withdrawn from the Contract Value including any charges and fees applicable to each such Withdrawal.

WITHDRAWAL ADJUSTMENTS

The term used to calculate how the amount of the death benefit will be adjusted for Withdrawals depending on the amount of the Withdrawal and whether a living benefit or guaranteed minimum withdrawal benefit is elected and has not been terminated.

YOU, YOUR

The Owner.


                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company disclosed restrictions, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments can be made at any time after the Contract Date, but must be received before the Purchase Payment Age Limit as shown on the Contract Data Page. With instructions from You, Purchase Payments will be allocated to the Variable Portfolio(s) and/or Fixed Account Option(s), if available. We reserve the right to limit the maximum amount of Purchase Payments.

DOLLAR COST AVERAGING (DCA) FIXED ACCOUNT OPTION(S)

Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out to the Variable Portfolio(s) within the specified DCA Fixed Account Option period. Upon termination of the DCA program, any amounts remaining in the DCA Fixed Account Option(s) will be transferred to the DCA target allocation(s) for the program being terminated. Upon annuitization, any amounts remaining in the DCA Fixed Account Option(s) will be applied to a Fixed Annuitization. The unit values credited and applied to Your Contract are determined on each date of transfer. The minimum contribution amount that may be allocated to the DCA Fixed Account Option(s) is $600 for the 6 month DCA, $1,200 for the 1 year DCA.

CHANGES TO VARIABLE PORTFOLIO OFFERINGS

If the shares of an Underlying Fund should no longer be available for investment by the Separate Account, then We may substitute shares of another Underlying Fund, for shares already purchased, or to be purchased in the future. At any given time, some Variable Portfolios may not be available for receipt of Purchase Payment(s) or transfer(s). Substitutions may be necessary and will be carried out in accordance with any applicable state and/or federal laws or regulations.

                         PAYMENT ENHANCEMENT PROVISIONS

We will allocate Payment Enhancement(s) to available Variable Portfolio(s) and/or Fixed Account Option(s) in the same proportion as each corresponding Purchase Payment. The Initial Payment Enhancement Rate applicable to the Initial Purchase Payment is as shown on the Contract Data Page.

Payment Enhancement(s) for subsequent Purchase Payment(s) [are limited to the first two Contract Years and] will be determined by the Payment Enhancement Rate in effect at the time Your subsequent Purchase Payment is received by Us. We will send You a confirmation of the Payment Enhancement allocated to Your Contract Value.


                             ACCUMULATION PROVISIONS

Before the Annuity Date, the Contract Value is the sum of the Separate Account Accumulation Value and the Fixed Account Accumulation Value. If Your Contract Value falls below $2,500 as a result of taking partial Withdrawals, subject to applicable state and federal laws, rules and regulations, We may terminate Your Contract and send You the remaining dollar amount.

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Contract is the sum of the Accumulation Unit Values held in the Variable Portfolios for You.

NUMBER OF ACCUMULATION UNITS

Your Contract is credited with Accumulation Units of the Separate Account when amounts are allocated to the Variable Portfolio(s). For that portion of each Purchase Payment and/or transfer amount allocated to a Variable Portfolio, the number of Accumulation Units credited is equal to:

The sum of each Purchase Payment and/or transfer amount allocated to the Variable Portfolio reduced by premium taxes, if any:

Divided by

The Accumulation Unit Value for that Variable Portfolio for the NYSE business day in which the Purchase Payment or transfer amount is received.

The number of Accumulation Units will be reduced for Withdrawals of Contract Value, annuitizations, amounts transferred out of a Variable Portfolio, the Contract Maintenance Fee, if applicable, and applicable charges for any elected features as set forth in Endorsements to this Contract. Any reduction to the Contract Value will be made as of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

         (1) is the total value at the end of the given NYSE business day of the assets attributable to the Variable Portfolio minus any applicable liabilities other than those owed to You;

         (2) is the amount equal to the daily Separate Account Charge plus the daily charge for any optional features that impose a daily charge;

         (3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

The Fixed Account Accumulation Value, if any, is the sum of all amounts allocated or transferred to the Fixed Account Option(s), if available, reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that You have Contract Value allocated to the Fixed Account Option(s). This amount will be adjusted for Withdrawals, annuitizations, transfers, the deduction of the Contract Maintenance Fee and applicable charges for any elected features as set forth in Endorsements to this Contract. The Fixed Account Accumulation Value will not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

The portion of Your Contract Value within the Fixed Account Option(s), if any, is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which We may offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. A written notification will be provided to the Owner at least 30 days prior to the discontinuation of a Guarantee Period. If You have allocated any part of Your initial Purchase Payment to a Guarantee Period, the percentage allocated, as well as the duration of the Guarantee Period, is shown on the election form and/or confirmation thereof as completed by You.

The interest rate applicable to the allocation of a Purchase Payment or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Fixed Account Option(s), each allocation or transfer may have a unique effective interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Fixed Account Option(s), including any of the available Guaranteed Periods, will not be less than the Minimum Guarantee Rate as mandated by Your state, and shown on the Contract Data Page. The minimum guarantee rate under Your Contract as referenced on the Contract Data Page is at least equal to the lesser of: (a) 3% per annum; or (b) the three-month average value of the five-year Constant Maturity Treasury Rate reported by the Federal Reserve, rounded up to the nearest 1/4th of 1%, for the second, third and fourth month preceding the first day of the calendar quarter during which the Contract is issued, reduced by 1.25% and where the resulting interest rate is not less than 1%.


                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Contract:

CONTRACT MAINTENANCE FEE

The charge as shown on the Contract Data Page, if applicable, will be deducted on each Contract anniversary on or prior to the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if the Withdrawal is not on the Contract anniversary. We reserve the right to waive the fee for Contract Values of $75,000.00 and up.

WITHDRAWAL CHARGE

The charge, as shown on the Contract Data Page, if any, may be deducted upon Withdrawal of any portion of the Contract Value that is not considered a Penalty-Free Withdrawal. See WITHDRAWAL PROVISIONS.

SEPARATE ACCOUNT CHARGE

This charge, as shown on the Contract Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which the Contract Value is allocated. This charge compensates Us for the mortality and expense risk and the costs of contract distribution assumed by Us. We subtract this charge daily.

TRANSFER FEE

We permit 15 free transfers between Variable Portfolios and/or available Fixed Account Option(s) each Contract Year. We may charge You a fee, as shown on the Contract Data Page, for each additional transfer that Contract Year, except for transfers made as part of an automated transfer program.


                               TRANSFER PROVISIONS

Subject to applicable restrictions, You may transfer all or part of Your Contract Value amongst the Variable Portfolios and/or available Fixed Account Option(s) (unless otherwise noted). The minimum amount that can be transferred and the amount that can remain in a Variable Portfolio and/or available Fixed Account Option are subject to Company limits. We reserve the right to restrict Your transfer privileges, including but not limited to possible termination of those privileges.

Furthermore, the Underlying Funds, may have their own transfer policies that are applicable to this Contract as a result of investment in the Variable Portfolios. These policies, likewise, may include termination of Your transfer privileges and/or penalty fees resulting from transfer activity that is defined as excessive according to the Underlying Funds' policies.

TRANSFERS BEFORE THE ANNUITY DATE

Before the Annuity Date, transfers are subject to certain restrictions. You may transfer all or a portion of Your Contract Value from one Variable Portfolio to another Variable Portfolio(s) or any available Fixed Account Option(s) other than the DCA Fixed Account Options. You may also transfer from any available Fixed Account Option(s) to the Variable Portfolio(s) and/or any available Fixed Account Option(s) of the Contract. A transfer will result in the redemption of Accumulation Units in a Variable Portfolio and the purchase of Accumulation Units in the other Variable Portfolio. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS AFTER THE ANNUITY DATE

On and after the Annuity Date, transfers into and out of any available Fixed Account Option(s) are not allowed. You may transfer all or a portion of Your Annuity Units from one Variable Portfolio to another Variable Portfolio(s). A transfer will result in the redemption of Annuity Units in a Variable Portfolio and the purchase of Annuity Units in the other Variable Portfolio. Transfers will be effected for the last NYSE business day of the month in which We receive Your request for the transfer.


                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while You are living, You may withdraw all or part of Your Contract Value under this Contract by informing Us in writing in a form satisfactory to Us at Our Annuity Service Center. For a full Withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after Withdrawal are as shown on the Contract Data Page, subject to minimums set forth by the laws of the State of New York. If the amount of a partial Withdrawal request reduces Your Contract Value below the Minimum Amount Remaining After a Partial Withdrawal, as shown on the Contract Data Page, We may treat Your request as a request for a full Withdrawal.

Unless You tell Us otherwise in writing, Withdrawals will be deducted from the Contract Value in proportion to their allocation among any available Fixed Account Option(s) and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for Withdrawal is received at Our Annuity Service Center. In the case of a full Withdrawal, the Withdrawal will be based on values for the NYSE business day in which the request for Withdrawal and the Contract are received at Our Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of Withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE

Withdrawals of all or a portion of the Contract Value may be subject to a Withdrawal Charge as shown on the Contract Data Page. The Withdrawal Charge percentage applied to any withdrawal will depend on how long the Purchase Payment to which the Withdrawal is attributed has been in the Contract. No Withdrawal Charge is deducted on an amount which is considered a Penalty-Free Withdrawal or a Purchase Payment no longer subject to a Withdrawal Charge.

For the purpose of determining the Withdrawal Charge applicable to a partial Withdrawal, the Withdrawal will be attributed to amounts in the following order:
(1) any remaining Penalty-Free Withdrawal amount (except in the case of a full Withdrawal); (2) Purchase Payments not yet withdrawn and no longer subject to Withdrawal Charges; (3) Purchase Payments not yet withdrawn and still subject to Withdrawal Charges; and (4) any remaining Contract Value. A Purchase Payment, or portion thereof, is considered withdrawn when the Withdrawal incurs a Withdrawal Charge, and are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal if You take a full Withdrawal.

The Withdrawal Charge will be assessed against the Variable Portfolio(s) and the available Fixed Account Option(s) in the same proportion as the remaining Contract Value is allocated unless You request that the Withdrawal come from a particular Variable Portfolio or available Fixed Account Option. If the amount of a partial Withdrawal request causes the Contract Value to be less than the Minimum Amount Remaining After a Partial Withdrawal, as shown on the Contract Data Page, We may treat Your partial Withdrawal request as a request for a full Withdrawal.

PENALTY-FREE WITHDRAWALS

On any day in a Contract Year before the Annuity Date, You may make a partial Withdrawal of up to the Penalty-Free Withdrawal amount as of that day without incurring a Withdrawal Charge. The Maximum Penalty-Free Withdrawal Percentage, the Minimum Partial Withdrawal Amount and the Minimum Amount Remaining After a Partial Withdrawal are shown on the Contract Data Page.

Each Contract Year, the Penalty-Free Withdrawal amount is calculated as the Maximum Penalty-Free Withdrawal Percentage multiplied by the remaining Purchase Payments not yet withdrawn and still subject to Withdrawal Charges.

Although amounts withdrawn as Penalty-Free Withdrawals reduce the Contract Value, they do not reduce the remaining Purchase Payments for purposes of calculating future Penalty-Free Withdrawal amounts and Withdrawal Charges. Partial Withdrawals in a Contract Year that are in excess of the Penalty-Free Withdrawal amount incur a Withdrawal Charge applicable to the remaining Purchase Payments and reduce those Purchase Payments on a first-in-first-out (FIFO) basis. If You choose to take less than the Penalty-Free Withdrawal amount during a Contract Year, You may not carry over the unused Penalty-Free Withdrawal amount in any subsequent Contract Years. A Penalty-Free Withdrawal is not available to You if You take a full Withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in a Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic Withdrawals from Your Contract monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is shown on the Contract Data Page. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge as discussed in the WITHDRAWAL CHARGE and PENALTY-FREE WITHDRAWALS provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request.


                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Owner.

DUE PROOF OF DEATH

Due Proof of Death means:

        1.     a certified copy of a death certificate; or

        2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

        3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or

        4.     any other proof satisfactory to Us.

DEATH OF OWNER BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving all Required Documentation at Our Annuity Service Center. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following options:

        1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments on death; or

        2. Collect the death benefit in the form of one of the Annuity Income Payment Options. If an Annuity Income Payment Option is desired, an option must be elected within 60 days of Our receipt of all Required Documentation. The annuity income payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Consistent with applicable tax rules, payments under this option generally must begin within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

        3. If eligible, continue the Contract as the Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value, calculated based on the Owner's date of death. This amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the

               Spousal Beneficiary. If this option is elected, no death benefit is paid out to the Spousal Beneficiary on the Continuation Date; or

        4.     A payment option that is mutually agreeable between You and Us.

The entire interest in the Contract will be distributed within the five year period specified under applicable laws and regulations, commencing with the date of death of the Owner unless option 2 or 3 was selected under DEATH OF OWNER BEFORE THE ANNUITY DATE.

You cannot change any elected death benefit option specified on the Contract Data Page. Upon Spousal Continuation, Your Spousal Beneficiary cannot change any death benefit elected by You. Upon the Spousal Beneficiary's death, the entire interest of the Contract must be distributed immediately under option 1 or 2 as provided under DEATH OF OWNER BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

Upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Owner will be calculated. If Your death occurs within 12 months of a Payment Enhancement being allocated to Your Contract, We will deduct the Payment Enhancement from the Death Benefit amount. The death benefit calculation is different depending on whether a living benefit or guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.

If You did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

        1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        2. Net Purchase Payment(s) received prior to the Owner's 86th birthday.

NOTE: In declining market environments, the death benefit payable may be less than the Net Purchase Payments received.

If You elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

        1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        2. Purchase Payment(s) received prior to the Owner's 86th birthday reduced by:

               (a) any Withdrawal Adjustments if the benefit has not been terminated; or

               (b) any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately by any Withdrawals on and after the date the benefit is terminated.

SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Contract on the Continuation Date and upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Spousal Beneficiary will be calculated. The death benefit calculation is different depending on whether a living benefit or a guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.

If the Spousal Beneficiary was Age 80 or younger on the Continuation Date, and if the Owner did not elect a living benefit or a guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

        1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received since the Continuation Date and prior to the Spousal Beneficiary's 86th birthday, and reduced proportionately by any Withdrawals after the Continuation Date.

If the Spousal Beneficiary was Age 80 or younger on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

        1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received since the Continuation Date and prior to the Spousal Beneficiary's 86th birthday, and reduced by:

               (a) any Withdrawal Adjustments after the Continuation Date if the benefit has not been terminated; or

               (b) any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately by any Withdrawals after the Continuation Date and on and after the date the benefit is terminated.

WITHDRAWAL ADJUSTMENTS

If a living benefit or guaranteed minimum withdrawal benefit is elected and the benefit has not been terminated, the amount of the Death Benefit will be adjusted for Withdrawals as follows:

        1. If the current Contract Year's cumulative Withdrawals, including the current Withdrawal, are taken prior to your 81st birthday and are less than or equal to the Maximum Annual Withdrawal Amount, the amount of adjustment will be the amount of each Withdrawal; or

        2. If the current Contract Year's cumulative Withdrawals, including the current Withdrawal, are taken on and/or after your 81st birthday and/or are in excess of the Maximum Annual Withdrawal Amount, the amount of adjustment is equal to the proportion that the amount of each Withdrawal in excess of the Maximum Annual Withdrawal Amount reduces the Contract Value.

If the Spousal Beneficiary was age 81 or older on the Continuation Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE

If any Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay any remaining portion of the annuity income payment(s) to the Beneficiary upon Our receipt of all Required Documentation. For further information pertaining to death of the Annuitant, see ANNUITY INCOME PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Owner. While the Owner is living and before the Annuity Date, the Owner may change the Beneficiary by written notice. A change in Beneficiary will take effect on the date We receive the written notice in a form satisfactory to Us at Our Annuity Service Center. If two or more persons are named as Beneficiaries under the Contract, those surviving the Owner will share equally unless otherwise specified by the Owner and each must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries, upon Our receipt of all Required Documentation, We will pay the Death Benefit to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.


                               ANNUITY PROVISIONS

ANNUITY DATE

You may specify an anticipated Annuity Date. You may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to Us at Our Annuity Service Center. The Annuity Date must always be the first day of the calendar month. The Earliest Annuity Date After the Contract Date is shown on the Contract Date Page. The Annuity Date must not be beyond the Latest Annuity Date shown on the Contract Data Page. If no Annuity Date is specified by You, the Annuity Date will be the Latest Annuity Date.

PAYMENTS TO OWNER

Unless You request otherwise, We will make annuity income payments to You. If You want the annuity income payments to be made to some other Payee, We will make such annuity income payments subject to receipt of a written request signed by You and filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity income payment or subsequent annuity income payment.

Any such request is subject to the rights of any assignee. No annuity income payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

BETTERMENT OF RATES

The amount of the Owner's monthly payment will be at least equal to the monthly payment produced by the application of an amount equal to the Contract Value of this Contract to purchase any single consideration immediate annuity contract offered by the Company at the same time to the same class of annuitants. We are not currently offering any single premium immediate annuity contracts.

FIXED ANNUITIZATION

If a Fixed Annuitization has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the fixed annuity income payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Contract. In no event will the Fixed Annuitization be changed once it begins.

AMOUNT OF FIXED ANNUITY INCOME PAYMENTS

The amount of each fixed annuity income payment will be determined by applying the portion of the Contract Value allocated by You for Fixed Annuitization on the Annuity Date, less any applicable premium taxes, to the annuity factor applicable to the fixed annuity income payment option chosen. In no event will the Fixed Annuitization be changed once it begins.

AMOUNT OF VARIABLE ANNUITY INCOME PAYMENTS

(a) FIRST VARIABLE ANNUITY INCOME PAYMENT: The dollar amount of the first Variable Annuitization payment will be determined by applying the portion of the Contract Value allocated to the Variable Portfolio(s) on the Annuity Date, less any applicable premium taxes, to rates which are at least equal to the annuity rates based upon the annuity factor applicable to the variable annuity income payment option chosen. If the Contract Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the variable annuity income payment option table to determine the amount of the first annuity income payment attributable to each Variable Portfolio.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity income payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number of Annuity Units will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.

The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) and multiplying by (3) where:

               (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

               (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month, and

               (3) is a factor that neutralizes the assumed investment rate of 3.5%.


(d) SUBSEQUENT VARIABLE ANNUITY INCOME PAYMENTS: After the first Variable Annuitization payment, subsequent Variable Annuitization payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) in which You are invested. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is (1) multiplied by (2) where:

               (1) Is the number of Annuity Units for each Variable Portfolio as determined for the first annuity income payment

               (2) Is the value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

         We guarantee that the amount of each Variable Annuitization payments will not be affected by variations in expenses or mortality experience.


                               GENERAL PROVISIONS

ENTIRE CONTRACT

The Entire Contract between You and Us consists of this Contract, this Application and/or confirmation thereof, and any attached endorsement(s) or rider(s). An agent cannot change the terms or conditions of this Contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Owner is an individual, the Owner may change the Annuitant(s) at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is a non-natural person, the Owner may not change the Annuitant.

DEATH OF ANNUITANT

If the Owner is a natural person, the Owner and Annuitant are different, and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" as defined in the IRC, and as the death of the Owner, as explained in the DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment, plus interest at the rate of 4% per year, will be paid in full with the next payment due.

With respect to Contract issue Age and other age driven features in the Contract, should We discover a misstatement of Age, We reserve the right to fully pursue Our remedies including possible termination of the Contract and/or revocation of any Age driven benefits.

PROOF OF AGE, SEX, OR SURVIVAL

We may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, We may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payments, subject to state requirements, from the available Fixed Account Option(s) for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

(a)      the NYSE is closed;

(b)      trading on the NYSE is restricted;

(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Variable Portfolios or to determine the value of its assets;

(d) the United States Securities and Exchange Commission, by order, so permits for the protection of Owners; or

(e) We are on notice that this Contract is the subject of a court proceeding, an arbitration, a regulatory matter or other legal action.

Conditions in (b) and (c) will be decided by or in accordance with rules of the United States Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Contract will be interpreted by the laws of the State of New York, the state in which this Contract is delivered. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Contract or the taxation of benefits under the Contract change, We will amend this Contract, subject to New York Insurance Department approval, to comply with any changes.

ASSIGNMENT / CHANGE OF OWNER

Unless restricted by federal tax law, You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless the request for assignment is signed by You and received by Us. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment. We reserve the right to not recognize assignments if it changes the risk profile of the Owner of the Contract as determined in Our sole discretion.

INSURABLE INTEREST

Evidence must exist that the Owner(s), Annuitant(s) or Beneficiary(ies) will suffer a financial loss at the death of the life that triggers the death benefit. Generally, We consider an interest insurable if a familial relationship and/or economic interest exists. A familial relationship generally includes those persons related by blood or by law. An economic interest exists when the Owner has a lawful and substantial economic interest in having the life, health or bodily safety of the insured life preserved.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES

We may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. We will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Application and/or confirmation thereof unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PERIODIC REPORTS

At least once during each Contract Year, We will send You a statement of the account activity of the Contract. The statement will include all transactions which have occurred during the accounting period shown on the statement.

INCONTESTABILITY

This Contract will be incontestable after it has been in force for a period of two years from the Contract Date during the lifetime of any Owner who is required to provide Us with information concerning their Age, sex and identity. Accurate statements as to any Owner's Age, sex and identity are required as a condition of issuing this Contract. The Incontestability of this Contract applies to any statements any Owner makes, except as otherwise stated in the Misstatement of Age or Sex Provision.

NONPARTICIPATING

This Contract does not share in Our surplus.

WAIVER

Our waiver of any of the terms and conditions under this Contract will not be deemed to constitute waiver of the right to enforce strict compliance.

                         ANNUITY INCOME PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to Us at Our Annuity Service Center, the Contract Value may be applied to provide one of the following annuity income payment options or any annuity income payment option that is mutually agreeable. Prior to the Annuity Date but not before the Earliest Annuity Date After The Contract Date shown on the Contract Data Page, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed; for Joint Owners, You will automatically receive Option 3, below, with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further annuity income payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further annuity income payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND SURVIVOR LIFE ANNUITY - WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, annuity income payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity income payments will be continued to the Beneficiary. If, at the death of the survivor, annuity income payments have been made for at least 120 or 240 monthly periods, as selected at the time of annuitization, no further annuity income payments will be made.

OPTIONS 4 & 4v - LIFE ANNUITY WITH - 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, annuity income payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity income payments will be continued to the Beneficiary. If, at death of the Annuitant, annuity income payments have been made for at least 120 or 240 monthly periods, no further payments will be made.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments payable to the Payee for any specified period of time for five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve month periods. In the event of death of the Annuitant during the specified period of time, any remaining annuity income payments will be continued to the Beneficiary. If the Annuitant dies after the end of the specific period of time, no further annuity income payments will be made. If Variable Annuity Income Payments are elected under this Annuity Income Payment Option, any remaining guaranteed Variable Annuity Income Payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if Your Contract was fully withdrawn.

                   FIXED ANNUITY INCOME PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the Annuity 2000 Mortality Table with a guaranteed interest rate of 1.50%, with quinquennial age setbacks. For every five years that the Contract has been in effect at the time of annuitization, the Annuitant's age will be set back by one year to determine the applicable factors. The Fixed Annuity Income Payment Options Table does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000. (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                     OPTION 1                       OPTION 4                              OPTION 4
                                                  LIFE ANNUITY                          LIFE ANNUITY
                   LIFE ANNUITY           (W/120 PAYMENTS GUARANTEED)             (W/240 PAYMENTS GUARANTEED)
 AGE OF          ----------------         ---------------------------             ---------------------------
ANNUITANT        MALE      FEMALE          MALE               FEMALE              MALE                FEMALE
---------        ----      ------         ------             --------             ----               --------
   55            3.68       3.38            3.64               3.35               3.48                3.27
   56            3.77       3.46            3.73               3.43               3.55                3.34
   57            3.87       3.54            3.82               3.51               3.62                3.40
   58            3.98       3.63            3.92               3.60               3.69                3.47
   59            4.09       3.73            4.02               3.69               3.76                3.54
   60            4.21       3.83            4.13               3.78               3.83                3.62
   61            4.34       3.93            4.24               3.89               3.90                3.69
   62            4.47       4.05            4.36               3.99               3.97                3.77
   63            4.62       4.17            4.49               4.10               4.04                3.84
   64            4.77       4.30            4.62               4.22               4.10                3.92
   65            4.93       4.44            4.76               4.35               4.17                4.00
   66            5.11       4.58            4.90               4.48               4.24                4.07
   67            5.30       4.74            5.05               4.62               4.30                4.15
   68            5.49       4.91            5.20               4.76               4.36                4.22
   69            5.71       5.09            5.36               4.92               4.41                4.29
   70            5.93       5.29            5.53               5.08               4.47                4.36
   71            6.17       5.50            5.70               5.25               4.51                4.42
   72            6.43       5.73            5.87               5.43               4.56                4.48
   73            6.70       5.98            6.05               5.62               4.60                4.53
   74            6.99       6.24            6.23               5.81               4.63                4.58
   75            7.31       6.53            6.41               6.01               4.67                4.62
   76            7.64       6.84            6.59               6.21               4.69                4.65
   77            8.00       7.18            6.78               6.41               4.72                4.69
   78            8.38       7.55            6.96               6.62               4.74                4.71
   79            8.79       7.94            7.13               6.83               4.75                4.74
   80            9.23       8.37            7.31               7.03               4.77                4.75
   81            9.70       8.84            7.47               7.23               4.78                4.77
   82            10.20      9.34            7.63               7.42               4.79                4.78
   83            10.73      9.88            7.78               7.60               4.80                4.79
   84            11.30      10.47           7.93               7.77               4.80                4.80
   85            11.90      11.10           8.06               7.93               4.81                4.80

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

  AGE OF                                             AGE OF FEMALE ANNUITANT
   MALE               --------------------------------------------------------------------------------------
ANNUITANT              55            60            65            70           75           80            85
---------             ----          ----          ----          ----         ----         ----          ----
    55                3.01          3.18          3.33          3.45         3.54         3.60          3.64
    60                3.12          3.36          3.59          3.78         3.94         4.05          4.12
    65                3.21          3.51          3.83          4.13         4.40         4.61          4.75
    70                3.27          3.63          4.03          4.46         4.89         5.26          5.53
    75                3.32          3.70          4.18          4.74         5.35         5.95          6.45
    80                3.34          3.76          4.29          4.95         5.75         6.62          7.45
    85                3.36          3.79          4.35          5.09         6.05         7.20          8.44

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

  AGE OF                                              AGE OF FEMALE ANNUITANT
   MALE               --------------------------------------------------------------------------------------
ANNUITANT              55            60            65            70           75           80            85
---------             ----          ----          ----          ----         ----         ----          ----
    55                3.01          3.18          3.33          3.45         3.53         3.59          3.62
    60                3.12          3.36          3.58          3.78         3.93         4.03          4.09
    65                3.21          3.51          3.82          4.12         4.38         4.56          4.67
    70                3.27          3.62          4.02          4.44         4.84         5.16          5.36
    75                3.31          3.70          4.16          4.70         5.26         5.76          6.11
    80                3.33          3.74          4.25          4.88         5.59         6.28          6.80
    85                3.35          3.77          4.31          4.99         5.81         6.66          7.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

  AGE OF                                              AGE OF FEMALE ANNUITANT
   MALE               --------------------------------------------------------------------------------------
ANNUITANT              55            60            65            70           75           80            85
---------             ----          ----          ----          ----         ----         ----          ----
    55                3.00          3.16          3.30          3.39         3.45         3.47          3.48
    60                3.11          3.33          3.53          3.68         3.77         3.81          3.82
    65                3.18          3.46          3.72          3.94         4.08         4.15          4.17
    70                3.23          3.54          3.86          4.14         4.33         4.43          4.46
    75                3.26          3.59          3.94          4.27         4.50         4.62          4.66
    80                3.27          3.61          3.98          4.33         4.58         4.71          4.76
    85                3.27          3.62          3.99          4.35         4.61         4.75          4.80

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                       FIXED PAYMENT FOR SPECIFIED PERIOD

 NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
--------           -------       --------       -------      --------      -------     --------      -------
                                    10           8.96           17          5.55          24           4.13
                                    11           8.21           18          5.27          25           3.99
   5                17.28           12           7.58           19          5.03          26           3.86
   6                14.51           13           7.05           20          4.81          27           3.75
   7                12.53           14           6.59           21          4.62          28           3.64
   8                11.04           15           6.20           22          4.44          29           3.54
   9                 9.89           16           5.85           23          4.28          30           3.44

                  VARIABLE ANNUITY INCOME PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the Annuity 2000 Mortality Table with an effective annual Assumed Investment Rate of 3.50%, with quinquennial age setbacks. For every five years that the Contract has been in effect at the time of annuitization, the Annuitant's age will be set back by one year to determine the applicable factors. The Variable Annuity Income Payment Options Table does not include any applicable premium tax.

           OPTIONS 1v & 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000

   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)


                    OPTION 1v                      OPTION 4v                              OPTION 4v
                                                 LIFE ANNUITY                           LIFE ANNUITY
                                                (W/120 PAYMENTS                        (W/240 PAYMENTS
                   LIFE ANNUITY                   GUARANTEED)                            GUARANTEED)
  AGE OF        -----------------          -------------------------              -------------------------
ANNUITANT       MALE       FEMALE          MALE               FEMALE              MALE               FEMALE
---------       ----       ------          ----               ------              ----               ------
    55          4.80        4.48           4.74                4.45               4.54                4.34
    56          4.89        4.56           4.82                4.52               4.60                4.40
    57          4.99        4.64           4.91                4.60               4.67                4.46
    58          5.09        4.73           5.01                4.68               4.73                4.53
    59          5.21        4.82           5.11                4.77               4.79                4.59
    60          5.33        4.92           5.21                4.86               4.86                4.66
    61          5.45        5.03           5.32                4.96               4.92                4.73
    62          5.59        5.14           5.44                5.06               4.98                4.80
    63          5.73        5.26           5.56                5.17               5.05                4.87
    64          5.89        5.39           5.69                5.29               5.11                4.94
    65          6.06        5.53           5.83                5.41               5.17                5.01
    66          6.24        5.68           5.97                5.54               5.23                5.08
    67          6.43        5.84           6.11                5.67               5.29                5.14
    68          6.63        6.01           6.26                5.82               5.34                5.21
    69          6.84        6.19           6.42                5.97               5.39                5.28
    70          7.07        6.39           6.57                6.12               5.44                5.34
    71          7.32        6.60           6.74                6.29               5.48                5.39
    72          7.58        6.84           6.91                6.46               5.52                5.45
    73          7.86        7.09           7.08                6.64               5.56                5.49
    74          8.16        7.36           7.25                6.83               5.59                5.54
    75          8.47        7.65           7.42                7.02               5.62                5.57
    76          8.82        7.97           7.59                7.22               5.64                5.61
    77          9.18        8.31           7.77                7.41               5.67                5.64
    78          9.57        8.69           7.94                7.61               5.68                5.66
    79          9.99        9.09           8.11                7.81               5.70                5.68
    80          10.43       9.53           8.27                8.00               5.71                5.70
    81          10.91      10.00           8.43                8.19               5.72                5.71
    82          11.42      10.51           8.58                8.38               5.73                5.72
    83          11.96      11.07           8.72                8.55               5.74                5.73
    84          12.53      11.67           8.85                8.71               5.74                5.74
    85          13.15      12.31           8.98                8.86               5.75                5.74

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

 AGE OF                                             AGE OF FEMALE ANNUITANT
  MALE             -----------------------------------------------------------------------------------------
ANNUITANT           55             60             65           70            75            80            85
---------          ----           ----           ----         ----          ----          ----          ----
   55              4.09           4.25           4.40         4.52          4.62          4.69          4.74
   60              4.20           4.42           4.64         4.84          5.00          5.13          5.21
   65              4.29           4.56           4.87         5.17          5.45          5.67          5.83
   70              4.35           4.68           5.07         5.49          5.92          6.30          6.60
   75              4.40           4.77           5.23         5.78          6.38          6.99          7.50
   80              4.43           4.83           5.34         6.00          6.79          7.66          8.50
   85              4.45           4.87           5.42         6.15          7.10          8.25          9.49

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

 AGE OF                                             AGE OF FEMALE ANNUITANT
  MALE             -----------------------------------------------------------------------------------------
ANNUITANT           55             60             65           70            75            80            85
---------          ----           ----           ----         ----          ----          ----          ----
   55              4.08           4.25           4.40         4.52          4.61          4.68          4.71
   60              4.19           4.41           4.63         4.83          4.99          5.10          5.16
   65              4.28           4.56           4.86         5.15          5.41          5.61          5.73
   70              4.35           4.68           5.05         5.46          5.86          6.18          6.40
   75              4.39           4.76           5.20         5.72          6.27          6.76          7.11
   80              4.42           4.81           5.30         5.91          6.60          7.26          7.77
   85              4.44           4.84           5.36         6.03          6.82          7.63          8.29

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

 AGE OF                                             AGE OF FEMALE ANNUITANT
  MALE             -----------------------------------------------------------------------------------------
ANNUITANT           55             60             65           70            75            80            85
---------          ----           ----           ----         ----          ----          ----          ----
   55              4.07           4.22           4.36         4.45          4.51          4.53          4.54
   60              4.17           4.38           4.56         4.71          4.80          4.84          4.85
   65              4.25           4.50           4.74         4.95          5.08          5.14          5.17
   70              4.30           4.58           4.88         5.14          5.31          5.40          5.43
   75              4.32           4.63           4.96         5.25          5.46          5.57          5.61
   80              4.34           4.65           4.99         5.31          5.54          5.66          5.70
   85              4.34           4.66           5.00         5.33          5.57          5.69          5.74

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY
   OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT
   --------          -------       --------       -------      --------       -------      --------       -------
                                      10            8.96          17           5.55           24           4.13
                                      11            8.21          18           5.27           25           3.99
       5              17.28           12            7.58          19           5.03           26           3.86
       6              14.51           13            7.05          20           4.81           27           3.75
       7              12.53           14            6.59          21           4.62           28           3.64
       8              11.04           15            6.20          22           4.44           29           3.54
       9              9.89            16            5.85          23           4.28           30           3.44

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                       A STOCK COMPANY NEW YORK, NEW YORK








                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT

                                Nonparticipating